Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-231752, 333-230173, 333-204313, 333-197025, 333-167818, 333-140950, 333-122881, 333-113149, 333-103510, 333-70948, 333-33336, 333-04615) of Tivity Health, Inc. of our report dated February 25, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
February 25, 2022